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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117246) pertaining to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (which has been assumed by Commerce Energy Group, Inc.), of our report dated October 22, 2004, with respect to the consolidated financial statements of Commerce Energy Group, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2004.

/S/ ERNST & YOUNG LLP

Orange County, California
November 15, 2004